UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): October 17, 2011

SKY DIGITAL STORES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52293	83-0463005
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

#8/F, South Block, Resouces Tech Building
1 Song Ping Shan Road, High-Tech Industrial Park
Nanshan District, Shenzhen
People’s Republic of China 518057

(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 755 82718088

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Joint Loan and Joint Security Agreement and Maximum Security Deposit Pledge Agreement

On October 17, 2011, Shenzhen Donxon Mobile Communication Technology Company Ltd. (“Donxon”), a wholly owned subsidiary of Sky Digital Stores Corp. (the “Company”) entered into a Joint Loan and Joint Security Agreement (“Joint Loan and Joint Security Agreement”) with Shenzhen AIV Technology Co., Ltd. (“AIV”), Shenzhen Hua Foil Gilding Craft Co., Ltd. (“Hua”), Shenzhen SPA Moment Investment Development Co., Ltd. (“SPA”, and together with AIV, Hua and Donxon, the “Borrowers”) and the Shenzhen Branch of China Construction Bank (“Lender” or “CCB”). Pursuant to the Joint Loan and Joint Security Agreement, the Lender has committed to make advances to AIV in an aggregate amount of up to RMB 9,000,000, to Hua in an aggregate amount of up to RMB 6,000,000, to SPA in an aggregate amount of up to RMB 6,000,000 and to Donxon in an aggregate amount of up to RMB 9,000,000. The interest rate is 20% above the benchmark interest rate, adjustable every three months from the date of each loan. For AIV, SPA and Donxon, repayments of the principals are due and payable on October 16, 2012. Hua shall make payments of RMB 150,000 per month of the principal starting on the seventh month of the Joint Loan and Joint Security Agreement and the balance of the loan upon expiration of the Joint Loan and Joint Security Agreement. The interest payments are due on the 20th day of every month. All the Borrowers have several and joint responsibilities for the aggregate loan amount of the other Borrowers. The purposes of the line of credits are for purchases of raw materials and general operations.

In connection with the Joint Loan and Joint Security Agreement, on October 17, 2011, Donxon entered into a Maximum Security Deposit Pledge Agreement (the “Pledge Agreement”) with CCB. Pursuant to the Pledge Agreement, Donxon is committed to deposit RMB 2,700,000 in a specially-established savings account at CCB, as a pledge to the loans under the Joint Loan and Joint Security Agreement. The interest rate of this deposit is CCB’s one-year fixed deposit interest rate.

Renminbi Working Capital Loan Agreement

On December 29, 2011, Shenzhen Dasen Communication Technology Co., Ltd. (“Dasen”), a wholly owned subsidiary of the Company, entered into a Renminbi Working Capital Loan Agreement (“Working Capital Loan Agreement”) with CCB. Pursuant to this Working Capital Loan Agreement, CCB has committed to make advances to Dasen in an aggregate amount of up to RMB 10,000,000 with an interval interest rate that is to be determined and adjusted every three months from the loan drawing day between 5% lower and 60% higher than the benchmark interest rate (the “CCB Loan”). The interest payments are due on the 20th day of every month. Dasen shall also make payments of RMB 500,000 of the principal per month, starting on the seventh month from the drawing date. The balance is due and payable 18 months from the execution date of the Working Capital Loan Agreement. This loan is unsecured and unguaranteed. The purposes of the loan are to purchase Apple products.

Loan Agreement with Shenzhen Development Bank

On January 12, 2012, Donxon entered into a Loan Agreement (“SDB Loan Agreement”) with Shenzhen Development Bank (“SDB”). Pursuant to the SDB Loan Agreement, SDB has committed to make advances to the Company in an aggregate amount of up to RMB 15,000,000 with an interest rate that is 15% above the benchmark interest rate on the drawing day (the “SDB Loan”). The interest rate is adjustable every six month. The interest payments are due on the 20th day of every month. Repayment of the SDB Loan is due and payable 302 days from the drawing date. The Company shall repay principal and interest in one payment when the SDB Loan is due. This loan is unsecured and unguaranteed. The purposes of the loan are to purchase mobile phones.

The foregoing description of the principal terms of the Joint Loan and Joint Security Agreement, the Pledge Agreement, the Working Capital Loan Agreement and the SDB Loan Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Joint Loan and Joint Security Agreement, dated October 17, 2011, by and among Shenzhen AIV Technology Co., Ltd., Shenzhen Hua Foli Gilding Craft Co., Ltd., Shenzhen SPA Moment Investment Development Co., Ltd., Shenzhen Donxon Mobile Communication Technology Company Ltd. and Shenzhen Branch of China Construction Bank.

10.2	Maximum Security Deposit Pledge Agreement, dated October 17, 2011, by and between Shenzhen Donxon Mobile Communication Technology Company Ltd. and Shenzhen Branch of China Construction Bank.
10.3	Renminbi Working Capital Loan Agreement, dated December 29, 2011, by and between Shenzhen Dasen Communication Technology Co., Ltd. and Shenzhen Branch of China Construction Bank.
10.4	Loan Agreement, dated January 12, 2012, by and between Shenzhen Donxon Mobile Communication Technology Company Ltd. and Shenzhen Development Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY Digital Stores Corp.

Date: March 23, 2012	By:	/s/ Lin Xiangfeng
Lin Xiangfeng
Chief Executive Officer and Chairman

3